Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 30, 2017 relating to the financial statements of BarioSurg, Inc. appearing in Amendment No. 1 to the Current Report on Form 8-K of ReShape Lifesciences Inc. filed on July 10, 2017.

/s/ KCCW Accountancy Corp.
KCCW Accountancy Corp.
Diamond Bar, California
May 18, 2018